EXHIBIT 10.25

(Confidential Portions Omitted)

PATENT LICENSE AND SETTLEMENT AGREEMENT

     This patent license and settlement agreement (“Agreement”), is made effective this 19th day of December, 2003 (the “Effective Date”), by and between Pitney Bowes Inc., a Delaware corporation, with its principal place of business at One Elmcroft Road Stamford, Connecticut 06926-0700 (“PBI”) and Stamps.com Inc., a Delaware corporation, with its principal place of business at 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California 90405 (“Stamps.com”). PBI and Stamps.com shall each be referred to as a “Party” and collectively as the “Parties.” This Agreement is made with reference to the following facts:

     A.    WHEREAS, PBI and Stamps.com have been, or are presently, involved in certain patent infringement Litigation (as defined in Section 1), in U.S. District Courts in Delaware, Texas and California.

     B.    WHEREAS, Stamps.com and PBI each own and control certain patents, including patents asserted in the Litigation.

      C.   WHEREAS, in the Litigation, Stamps.com and PBI each dispute whether certain products or services of the other infringe patents asserted in the Litigation.

      D.   WHEREAS, PBI and Stamps.com desire to settle and compromise their disputes in the Litigation.

      E.   WHEREAS, as a part of their settlement and compromise, PBI and Stamps.com desire to grant each other certain patent licenses, releases and covenants not to sue, as further specified herein.

     NOW, THEREFORE, the parties agree as follows:

Definition of Terms.

     The following terms shall have the following meanings when used in this Agreement:

     1.1   PBI Patent(s). “PBI Patent(s)” shall mean all patents and published patent applications owned or controlled by PBI, now or in the future.

     1.2   Licensed PBI Patents. “Licensed PBI Patents” shall mean

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

     1.3   Stamps Patent(s). “Stamps Patent(s)” shall mean all patents and published patent applications owned or controlled by Stamps.com, now or in the future.

     1.4   Licensed Stamps Patents. “Licensed Stamps Patents” shall mean

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

     1.5   Related Patents. “Related Patents” for each given or designated patent or patent application shall mean: (i) all continuations, continuations-in-part and divisional, reissue, reexamination and priority patents and patent applications (including all continuations, continuations-in-part and divisional, reissue, reexamination of such priority patents and patent applications); patents of addition and utility models; and (ii) all foreign counterpart or parallel patents and patent applications, including those that would have been counterparts if timely filed, of all of the foregoing patents, patent applications and utility models.

     1.6   PBI Field. “PBI Field” shall mean the field of Traditional Metering Systems; Other Metering Systems; other payment systems; mail and parcel processing systems; logistics systems; document management systems; and electronic statement, billing and payment systems. This PBI Field shall include, without limitation to the above, other products, supplies and services that are ancillary to and provided in connection with any of the above.

     1.7   Stamps Field. “Stamps Field” shall mean the field of Other Metering Systems, other payment systems, and document management systems. This Stamps Field shall include, without limitation to the above, other products, supplies and services that are ancillary to and provided in connection with the above.

     1.8   Traditional Metering System. “Traditional Metering System” shall mean a postage evidencing system that employs (i) a specialized (i.e., not generally commercially available) printer that is dedicated to printing postage indicia and related functions; and (ii) storage of postage and generation of indicia/tokens, both within a local (i.e., located entirely at a customer facility) postal security device PSD, or similar device.

     1.9   Other Metering System. “Other Metering System” shall mean a postage evidencing system that is not a Traditional Metering System.

     1.10   Sunset Period. “Sunset Period” shall mean <redacted - Confidential Portions Omitted and Filed Separately with the Commission> years from the Effective Date.

     1.11   Change of Control. “Change of Control” shall mean any transfer by a party of more than 50% of its outstanding shares or other rights to vote for the election of directors.

     1.12   Subsidiary. “Subsidiary” shall mean, with respect to a Party, any firm, company, corporation, partnership or other entity which, as of the Effective Date or in the future, directly or indirectly is owned or controlled by that Party, but only so long as such ownership or control exists.

     1.13   Restricted List. The “Restricted List” means that list of entities, set forth on Exhibit G hereto.

     1.14   Litigation. “Litigation” shall mean the following lawsuits (whether now pending or previously dismissed): Pitney Bowes Inc. vs. Stamps.com Inc., Civil Action No. 99-381 (JJF) (D. Del.); Pitney Bowes Inc. vs. Stamps.com Inc., Civil Action No. 500CV262 (E.D. Tex.); Pitney Bowes, Inc. v. Stamps.com, Inc., Civil Action No. 01-641 (JJF) (D. Del.); Stamps.com, Inc. v. Pitney Bowes, Inc., Case No. CV-01-05288 CSM (BQRx) (C.D. Cal.); Stamps.com, Inc. v. Pitney Bowes, Inc., Civil Action No. 02-042 (JJF) (D. Del.); and Pitney Bowes Inc. v. Stamps.com, Inc., Civil Action No. 02-1660 (JJF) (D. Del.).

     1.15   Pending Litigation. “Pending Litigation” shall mean Pitney Bowes Inc. vs. Stamps.com Inc., Civil Action No. 99-381 (JJF) (D. Del.); Stamps.com, Inc. v. Pitney Bowes, Inc., Civil Action No. 02-042 (JJF) (D. Del.); and Pitney Bowes Inc. v. Stamps.com, Inc., Civil Action No. 02-1660 (JJF) (D. Del.).

     1.16   Representatives. “Representatives” shall mean a Party’s directors, officers, employees, assigns, attorneys, agents, parent corporations or other entities controlling, controlled by or under common control with the Party.

     1.17   Term. The “Term” of this Agreement shall be five (5) years from the Effective Date.

2.    Patents Rights Granted

     2.1   Licenses.

     2.1.1   Stamps.com License to PBI. Subject to the provisions of this Agreement, Stamps.com hereby grants to PBI and its Subsidiaries, a worldwide non-exclusive license under the Licensed Stamps Patents to make, have made, use, have used, sell, offer to sell, export or import products or services in the PBI Field. The foregoing license does not include any rights to sub-license, except that PBI may sublicense its respective manufacturing contractors to make, its respective distributors and partners to sell, use, offer to sell, export and import and its respective end users to use PBI products and services in the PBI Field.

     2.1.2   PBI License to Stamps.com. Subject to the provisions of this Agreement, PBI hereby grants to Stamps.com and its Subsidiaries, a worldwide non-exclusive license under the Licensed PBI Patents to make, have made, use, have used, sell, offer to sell, export or import products or services in the Stamps Field. The foregoing license does not include any rights to sub-license, except that Stamps.com may sublicense its respective manufacturing contractors to make, its respective distributors and partners to sell, use, offer to sell, export and import and its respective end users to use Stamps.com’s products and services in the Stamps.com Field.

     2.2   No Other Rights Granted. Except as provided in Sections 2.1.1 and 2.1.2 above (and subject to Section 3 regarding Picks), neither Party grants any licenses to any other intellectual property rights it now owns or hereafter may own.

     2.3   Duration of Licenses. All patent licenses granted hereunder extend for the full term of each of the Licensed PBI Patents and Licensed Stamps Patents, as the case may be, including any extensions of term that may be permitted by law.

     2.4   Assignment/License of PBI Patents or Stamps Patents.

     2.4.1   If, after the Effective Date, any PBI Patents or Stamps Patents are assigned, as part of a spin off or otherwise, or exclusively licensed to a third party, they shall remain subject to the terms of this Agreement, including the rights of the Parties to make future Picks as provided in Section 3 below.

     2.4.2   The parties further agree that, during the term of this Agreement, neither Party will assign or exclusively license such PBI Patents or Stamps Patents if the effect of such assignment or license would be to preclude either party from granting to the other Party, in connection with a Pick by the other Party, the type and scope of license defined in this Agreement.

3.    Additional Licensed Patents (Picks).

     3.1   Pitney Picks. PBI may designate

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

     3.2   Stamps.com Picks. Stamps.com may designate

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

     3.3   The vesting periods for the Pitney Picks and the Stamps.com Picks are as follows:

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

     3.4   Disputes Concerning Picks.

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

4.    Releases and Dismissal of Pending Litigation.

     4.1   Release by PBI. PBI hereby releases and discharges Stamps.com, its current Subsidiaries, and their respective Representatives from any and all claims, judgments, damages, actions, causes of action, liability, costs, expenses, controversies and trespasses of any kind, at law or in equity, known or unknown, arising from or related to any act of patent infringement committed by Stamps.com (collectively “PBI Claims”), its current Subsidiaries and their respective Representatives on or before the Effective Date, including without limitation all claims or causes of action asserted in the Litigation. This release shall also apply to any suppliers, manufacturers, distributors, licensees, customers or users of Stamps.com’s products or services with respect to PBI Claims arising from their manufacture, distribution, licensing, purchase or use of Stamps.com’s products or services on or before the Effective Date.

     4.2   Release by Stamps.com. Stamps.com hereby releases and discharges PBI, its current Subsidiaries, and their respective Representatives from any and all claims, judgments, damages, actions, causes of action, liability, costs, expenses, controversies and trespasses of any kind, at law or in equity, known or unknown, arising from or related to any act of patent infringement committed by PBI (collectively “Stamps Claims”), its current Subsidiaries and their respective Representatives on or before the Effective Date, including without limitation all claims or causes of action asserted in the Litigation. This release shall also apply to any suppliers, manufacturers, distributors, licensees, customers or users of PBI’s products or services with respect to Stamps Claims arising from their manufacture, distribution, licensing, purchase or use of PBI’s products or services on or before the Effective Date.

     4.3   Section 1542 of the California Civil Code. Neither Party believes the releases set forth in Section 4 above constitute general releases within the meaning of California Civil Code Section 1542. Nevertheless, for the avoidance of doubt, the Parties each expressly waive any and all rights under Section 1542 of the California Civil Code, or any other federal, state, or local statutory rights or rules, or principles of common law or equity similar to Section 1542 (“similar provision”) with respect to any and all claims, judgments, damages, actions, causes of action, controversies and trespasses of any kind, at law or in equity, known or unknown, released by it in this Agreement. Thus, the Parties may not invoke the benefits of Section 1542 or any similar provision in order to prosecute or assert in any manner any claims, judgments, damages, actions, causes of action, controversies and trespasses of any kind, at law or in equity, known or unknown that it has released under this Agreement. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     4.4   Dismissal of Actions. Within five (5) business days of the execution of this Agreement, the parties shall execute and cause to be filed with the United States District Court for the District of Delaware stipulated dismissals with prejudice, in substantially the form attached hereto as Exhibits D, E and F, to effect dismissal with prejudice of the Pending Litigation, with each Party to bear its own fees and costs. If for any reason the Court refuses to enter the stipulated dismissals, the Parties agree to take such other and further steps as are reasonably necessary to effect dismissal with prejudice of the Pending Litigation, with each Party to bear its own fees and cost.

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

5.    Covenants Not to Sue.

     5.1   Pitney Covenant. During the Term of this Agreement, PBI agrees not to commence or maintain any patent litigation against Stamps.com, its Subsidiaries, and their respective Representatives. PBI further agrees, during the Term of this Agreement, not to commence or maintain any patent litigation against any suppliers, manufacturers, distributors, licensees, customers or users of Stamps.com’s products or services, but only to the extent such patent litigation arises out of Stamps.com’s products or services where Stamps.com could be liable for direct infringement, contributory infringement or inducement to infringe but for the licenses and/or covenants not to sue granted in this Agreement.

     5.2   Stamps.com Covenant. During the Term of this Agreement, Stamps.com agrees not to commence or maintain any patent litigation against PBI, its Subsidiaries, and their respective Representatives. Stamps.com further agrees, during the Term of this Agreement, not to commence or maintain any patent litigation against any suppliers, manufacturers, distributors, licensees, customers or users of PBI’s products or services, but only to the extent such patent litigation arises out of PBI’s products or services where PBI could be liable for direct infringement, contributory infringement or inducement to infringe but for the licenses and/or covenants not to sue granted in this Agreement.

     5.3   No effect on Unlicensed Infringement. Notwithstanding the covenants not to sue set forth Sections 5.1 and 5.2 above, unlicensed infringement occurring during the Term of this

Agreement is not released and damages for such infringement shall accrue during the Term of this Agreement. The covenants not to sue in Sections 5.1 and 5.2 shall toll any application of the doctrine of laches, equitable estoppel or the statute of limitations.

6.    Payments.

     6.1   By PBI: <redacted — Confidential Portions Omitted and Filed Separately with the Commission>

     6.2   By Stamps.com: <redacted — Confidential Portions Omitted and Filed Separately with the Commission>

7.    Representations and Warranties.

     7.1   Each Party represents and warrants that (i) it has the full right and authority to enter into this Agreement; (ii) the terms of this Agreement, and the Parties entering into and performance of this Agreement do not conflict with any prior agreements or obligations of such Party; <redacted - Confidential Portions Omitted and Filed Separately with the Commission> .

<redacted — Confidential Portions Omitted and Filed Separately with the Commission>

     7.4   Except as otherwise provided in this Section 7, neither Party makes any representations or warranties of any kind, including, without limitation, any representations or warranties concerning the validity, enforceability, or infringement of any patent licensed hereunder or concerning the infringement, non-infringement or other characteristics of any product or service subject to this Agreement.

8.    Change of Control.

     8.1   Survival of Licenses; Assumption of Rights and Obligations. If either Party undergoes a Change of Control (whether with an entity from the Restricted List or otherwise), the licenses, releases, covenants not to sue and other rights granted to the acquired Party under this Agreement prior to the Change of Control shall survive, and be assumed by the acquirer, provided the acquirer agrees in writing to assume all rights and obligations under the Agreement as if an original party to the Agreement. Following a Change of Control, any future Picks by the Party not undergoing the Change of Control may be made only from those patents or patent applications that: (i) were owned or controlled by the acquired Party prior to the Change of Control or (ii) have one or more named inventors who were employees or consultants of the acquired Party on or before the date of the Change of Control.

     8.2   Certain Transactions Not A Change of Control. Notwithstanding anything to the contrary herein, the transfer by one Party of any rights and obligations under this Agreement as part of any internal restructuring (re-incorporation or the like) shall be permitted and shall not be considered a Change of Control invoking the provisions of Section 8.3.

     8.3   Restricted List Change of Control. Any Change of Control by a Party in favor of one of the entities on the Restricted List (Exhibit G) taking place before the expiration of the Sunset Period shall be subject to the following provisions:

     8.3.1   Unexercised Picks Expire. Any unexercised Picks, whether vested or not yet vested, of the acquired Party only, expire upon the Change of Control.

     8.3.2   Limits to Covenants Not to Sue. The Covenant Not to Sue granted by the non-acquired Party (i) shall be deemed amended to be limited to activity in the acquired Party’s Field; and (ii) does not impact any previously existing litigation or disputes between any entity on the Restricted List and the non-acquired Party. The Covenant Not to Sue granted by the acquired Party shall be deemed limited to those patents or patent applications that: (x) were owned or controlled by the acquired Party prior to the Change of Control or (y) have one or more named inventors who were employees or consultants of the acquired Party on or before the date of the Change of Control.

     8.3.3   Contingent Royalty Payable by Successor. Following the Change of Control and until the expiration of the Sunset Period, the acquiring Party (or its successor in interest) shall pay a royalty to the other Party based on the amount by which the total postage value printed by the acquired Party’s customers using its equipment and systems exceeds a “Base Postage Value,” by more than 100% year-over-year growth. The “Base Postage Value” is the total postage value printed by the acquired Party’s customers using its equipment and systems during the twelve (12) months preceding the Change of Control. For each 12-month period thereafter until expiration of the Sunset Period, the royalty payment due shall be <redacted — Confidential Portions Omitted and Filed Separately with the Commission> of the amount by which the total postage value printed by the acquired Party’s customers using its equipment and systems during that 12 months exceeds the multiple of the Base Postage Value set forth as follows:

12-Month Period Following	Multiple of Base Postage
Change of Control	Value

1st	2 x Base Postage Value

2nd	4 x Base Postage Value

3rd	8 x Base Postage Value

<redacted — Confidential Portions Omitted and Filed Separately with the Commission>	<redacted — Confidential Portions Omitted and Filed Separately with the Commission>

For the final 12-month period that includes the expiration of the Sunset Period, the payment due, if any, shall be prorated based on the portion of that 12-month period that occurs prior to the expiration of the Sunset Period. No payments shall be required with respect to any postage printed after expiration of the Sunset Period. Any payments under this paragraph shall be due sixty (60) days after the close of the applicable 12-month period.

     8.3.4   Audit Rights. In the event of a Change of Control in favor of an entity on the Restricted List during the Sunset Period, the acquiring entity shall maintain books and records of postage printed reasonably necessary to perform the calculations called for in Section 8.3.2 above. The Party not subject to the Change of Control shall have the right to audit such books and records through outside auditors, no more than once per year, with respect to payments due for periods through the end of the Sunset Period. The Party conducting the audit shall pay for the cost of the audit, except that if the audit reveals an underpayment for any 12-month period of ten percent (10%) or more of the royalties due the cost of the audit shall be borne by the audited Party and the audit shall not count toward the one audit per year limit. All audits must be initiated within eighteen (18) months after the end of the Sunset Period.

9.    After-Acquired Entities and Spun-Off Products/Subsidiaries.

     9.1   After-Acquired Entities. Entities, products and/or services that are acquired after the Effective Date by a Party to this Agreement become licensed to the Licensed PBI Patents and Licensed Stamps Patents, as the case may be, as of the date of acquisition.

     9.2.   Spun-Off Products or Subsidiaries. If a Party (Transferring Party) transfers a product, service or Subsidiary to a third party (Recipient Party), then the already existing licenses under this Agreement flow to the transferred product, service or Subsidiary provided that: (i) the Field definition for the Recipient Party shall be no broader than the Transferring Party’s Field, and shall be further limited to only cover the particular products and/or services being transferred as they exist as of the date of transfer; (ii) the same Change of Control provisions as set forth in Section 8 above apply to the Recipient Party; (iii) the Recipient Party cannot exercise Picks; (iv) the Recipient Party does not receive a license to any Picks that are exercised after the date of transfer; and (v) Picks with respect to any patents that are assigned from the Transferring Party to the Recipient Party remain subject to the requirements of Section 2.4 above.

10.    Term.

     This Agreement shall commence as of the Effective Date and shall expire at the end of the Term. This Agreement may not otherwise be terminated, except by subsequent written agreement of the Parties.

11.    Confidentiality of Agreement & Governmental Filings.

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

12.    General Provisions.

     12.1   Parties Independent. Each Party is an independent contractor, and this Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties or as creating any other form of legal association that would impose liability on one Party for the act or failure to act of the other Party. Neither of the Parties or their Representatives is a representative of the other for any purpose, and no Party has any power or authority to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever. All financial obligations associated with each Party’s business are the sole responsibility of such Party.

     12.2   Assignment, Binding Effect, Benefits. Except as permitted under the Change of Control Provisions set forth in Section 8 above, this Agreement and any rights, licenses and obligations hereunder may not be assigned, transferred or delegated to any other party. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective permitted sublicensees, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.3   Dispute Resolution. In the event of any dispute arising under this Agreement, a Party wishing to initiate legal action shall give notice of the dispute to the other Party hereunder and the Parties shall thereafter mediate the dispute, in good faith, before a mutually agreeable neutral mediator. If a mediator cannot be agreed upon, then each Party shall designate an individual to assist in locating a mediator; whereby the two designated individuals cooperate to select a neutral mediator. If the dispute is not resolved within 45 days of such notice then either Party may initiate legal action. The U.S. District Court for the District of Delaware shall retain jurisdiction to enforce the terms of this Agreement and all litigation arising under this Agreement shall be brought in that Court.

     12.4   Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, U.S.A., without reference to its conflict of law principles or choice of law rules.

     12.5   Notices. All notices or other communications under this Agreement shall be in writing and sent by certified or registered air mail with postage prepaid, return receipt requested, or by hand delivery (e.g., FedEx). Such communications shall be deemed given and received upon delivery if hand delivered; or within five (5) days of mailing, if sent by certified or registered air mail, and shall be addressed to the parties as set forth below, or to such other addresses as the parties may designate in writing from time to time.

     To PBI:

Deputy General Counsel Intellectual Property & Technology Law Pitney Bowes Inc. PO Box 3000 35 Waterview Drive Shelton, CT 06484

and

President — Marketing Global Mailstream Solutions Pitney Bowes Inc. 1 Elmcroft Road Stamford, CT 06926

     To Stamps.com:

Stamps.com Inc. 3420 Ocean Park Boulevard, Suite 1040 Santa Monica, California 90405 Attn: General Counsel

and

Stamps.com Inc. 3420 Ocean Park Boulevard, Suite 1040 Santa Monica, California 90405 Attn: Chief Executive Officer

     12.6   Non-Waiver. Except as expressly provided herein, a failure of any Party hereto to exercise any right hereunder, or to insist upon strict compliance by another Party of any obligation hereunder, shall not constitute a waiver of the first Party’s right to exercise such a right, or to exact compliance with the terms hereof. Moreover, waiver by any Party of a particular default by another Party shall not be deemed a continuing waiver so as to impair the aggrieved Party’s rights in respect to any subsequent default of the same or a different nature.

     12.7   Rules of Construction.

     12.7.1   Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

     12.7.2   Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

     12.7.3   Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect. However, if the invalid, illegal or unenforceable provision is a material component of this Agreement, then the Parties agree to negotiate in good faith to produce an amended provision (replacing the invalid, illegal or unenforceable provision) that is valid, legal and enforceable and captures as much of the original intent of the Parties as possible.

     12.7.4   Agreement Negotiated. The Parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof. All provisions of this Agreement shall be deemed jointly drafted by both Parties and neither Party shall be deemed the drafter for purposes of any rule of construction against a drafter.

     12.7.5   Days. Except where otherwise noted, all periods of days specified herein refer to calendar days.

     12.8   Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed an original. In addition, facsimile signatures shall be deemed original signatures for the purposes of this Agreement. Each Party agrees to provide two original, executed copies of this Agreement to the other Party within 30 days after transmitting a facsimile of such an executed copy to the other Party.

     12.9   Currency. Any amounts payable under this Agreement shall be paid in U.S. dollars in immediately available funds.

     12.10   Incorporation By Reference. All exhibits and schedules attached hereto or referred to herein are hereby incorporated by reference and made a part hereof.

     12.11   Survival of Provisions. <redacted — Confidential Portions Omitted and Filed Separately with the Commission>

     12.12   Attorneys’ Fees to Prevailing Party.

<redacted — Confidential Portions Omitted and Filed Separately with the Commission>

     12.13   Entire Agreement. This Agreement and its exhibits constitute the entire agreement of the Parties with respect to the subject matter thereof and supersedes all prior or contemporaneous oral or written agreements and understandings between the Parties relating thereto. No representation, warranty, promise, inducement or statement of intention has been made by any Party that is not set forth in this Agreement and Exhibits, and no Party shall be bound by or be liable for, any alleged representation, warranty, promise, inducement or intention not embodied herein. No alteration, modification, variation or waiver of this Agreement, or any of the provisions hereof shall be effective unless executed by both Parties in writing.

     IN WITNESS WHEREOF, the parties intending to be bound hereby have caused this Agreement to be executed on the dates indicated below, effective as of the Effective Date first above written.

PBI:

Pitney Bowes Inc.

By:	Attest:

Name:	By:

Its:	Name:

Dated:	, 2003	Dated:	, 2003

Stamps.com:

Stamps.com Inc.

By:	Attest:

Name:	By:

Its:	Name:

Dated:	, 2003	Dated:	, 2003

EXHIBIT A

LICENSED PBI PATENTS

     <redacted — Confidential Portions Omitted and Filed Separately with the Commission>

EXHIBIT B

LICENSED STAMPS PATENTS

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

EXHIBIT C

PRESS MATERIALS

(Press Release and Q&A Materials)

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

EXHIBIT D

PROPOSED STIPULATED DISMISSAL WITH PREJUDICE – PITNEY I

UNITED STATES DISTRICT COURT
DISTRICT OF DELAWARE

)
PITNEY BOWES INC,		)	C.A. 99-381 (JJF)
	Plaintiff,	)
)
v.		)
)
STAMPS.COM INC.		)
	Defendant.	)

STIPULATED ORDER OF DISMISSAL

     Whereas the parties, Pitney Bowes Inc. and Stamps.com, Inc., have entered into a Patent License and Settlement Agreement effective December    , 2003 (the “Settlement Agreement”), the parties, through their respective counsel, stipulate, subject to the approval of the Court, that:

     1. All claims and counterclaims in this action are dismissed, with prejudice.

     2. Each party will bear its own fees and costs in this action.

     3. The Court shall retain jurisdiction of this matter for purposes of enforcing the Settlement Agreement.

Dated: December , 2003	Dated: December , 2003

Jack B. Blumenfeld (#1014) Rodger D. Smith (#3778) MORRIS, NICHOLS, ARSHT & TUNNELL 1201 N. Market Street P.O. Box 1347 Wilmington, DE 19899 Telephone: (302) 658-9200	Josy W. Ingersoll (#1088) John W. Shaw (#3362) YOUNG CONAWAY STARGATT & TAYLOR LLP The Brandywine Building 1000 West Street, 17th Floor Wilmington, DE 19899 Telephone: (302) 571-6600

Jesse J. Jenner Avinash S. Lele A. Peter Adler FISH & NEAVE 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 596-9000	Gary N. Frischling Elliot N. Brown IRELL & MANELLA LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067 Telephone: (310) 277-1010

Kelsey I. Nix WILKIE FARR & GALLAGHER LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 728-8000

Attorneys for Plaintiff Pitney Bowes Inc.	Attorneys for Defendant Stamps.com, Inc.

IT IS SO ORDERED.

Dated:	, 2003

UNITED STATES DISTRICT JUDGE

EXHIBIT E

PROPOSED STIPULATED DISMISSAL WITH PREJUDICE – PITNEY III

UNITED STATES DISTRICT COURT
DISTRICT OF DELAWARE

)
STAMPS.COM INC,		)	C.A. 02-042 (JJF)
	Plaintiff,	)
)
v.		)
)
PITNEY BOWES INC.		)
	Defendant.	)

STIPULATED ORDER OF DISMISSAL

     Whereas the parties, Pitney Bowes Inc. and Stamps.com, Inc., have entered into a Patent License and Settlement Agreement effective December    , 2003 (the “Settlement Agreement”), the parties, through their respective counsel, stipulate, subject to the approval of the Court, that:

     1. All claims and counterclaims in this action are dismissed, with prejudice.

     2. Each party will bear its own fees and costs in this action.

     3. The Court shall retain jurisdiction of this matter for purposes of enforcing the Settlement Agreement.

Dated: December , 2003	Dated: December , 2003

Jack B. Blumenfeld (#1014) Rodger D. Smith (#3778) MORRIS, NICHOLS, ARSHT & TUNNELL 1201 N. Market Street P.O. Box 1347 Wilmington, DE 19899 Telephone: (302) 658-9200	Josy W. Ingersoll (#1088) John W. Shaw (#3362) YOUNG CONAWAY STARGATT & TAYLOR LLP The Brandywine Building 1000 West Street, 17th Floor Wilmington, DE 19899 Telephone: (302) 571-6600

Jesse J. Jenner Avinash S. Lele A. Peter Adler FISH & NEAVE 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 596-9000	Gary N. Frischling Elliot N. Brown IRELL & MANELLA LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067 Telephone: (310) 277-1010

Kelsey I. Nix WILKIE FARR & GALLAGHER LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 728-8000

Attorneys for Defendant Pitney Bowes Inc.	Attorneys for Plaintiff Stamps.com, Inc.

IT IS SO ORDERED.

Dated:	, 2003

UNITED STATES DISTRICT JUDGE

EXHIBIT F

PROPOSED STIPULATED DISMISSAL WITH PREJUDICE – PITNEY IV

UNITED STATES DISTRICT COURT
DISTRICT OF DELAWARE

)
PITNEY BOWES INC,		)	C.A. 02-1660 (JJF)
	Plaintiff,	)
)
v.		)
)
STAMPS.COM INC.		)
	Defendant.	)

STIPULATED ORDER OF DISMISSAL

     Whereas the parties, Pitney Bowes Inc. and Stamps.com, Inc., have entered into a Patent License and Settlement Agreement effective December    , 2003 (the “Settlement Agreement”), the parties, through their respective counsel, stipulate, subject to the approval of the Court, that:

     1. All claims and counterclaims in this action are dismissed, with prejudice.

     2. Each party will bear its own fees and costs in this action.

     3. The Court shall retain jurisdiction of this matter for purposes of enforcing the Settlement Agreement.

Dated: December , 2003	Dated: December , 2003

Jack B. Blumenfeld (#1014) Rodger D. Smith (#3778) MORRIS, NICHOLS, ARSHT & TUNNELL 1201 N. Market Street P.O. Box 1347 Wilmington, DE 19899 Telephone: (302) 658-9200	Josy W. Ingersoll (#1088) John W. Shaw (#3362) YOUNG CONAWAY STARGATT & TAYLOR LLP The Brandywine Building 1000 West Street, 17th Floor Wilmington, DE 19899 Telephone: (302) 571-6600

Jesse J. Jenner Avinash S. Lele A. Peter Adler FISH & NEAVE 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 596-9000	Gary N. Frischling Elliot N. Brown IRELL & MANELLA LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067 Telephone: (310) 277-1010

Kelsey I. Nix WILKIE FARR & GALLAGHER LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 728-8000

Attorneys for Plaintiff Pitney Bowes Inc.	Attorneys for Defendant Stamps.com, Inc.

IT IS SO ORDERED.

Dated:	, 2003

UNITED STATES DISTRICT JUDGE

EXHIBIT G

RESTRICTED LIST

     The following 23 entities:

<redacted - Confidential
Portions Omitted and Filed	<redacted - Confidential
Separately with the	Portions Omitted and Filed
Commission>	Separately with the Commission>

Additionally, the following entity categories:

Any postal authority

Any private/public mail or parcel carrier

Any mailing equipment manufacturer or distributor with more than $200 million in annual gross revenues including parent, subsidiary and controlled entities

EXHIBIT H

REDACTED COPY OF THIS AGREEMENT

SCHEDULE A

PBI PATENTS (US PATENTS AND PUBLISHED APPLICATIONS ONLY) WITH
PRIOR OUTSTANDING RESTRICTIONS

<redacted — Confidential Portions Omitted and Filed Separately with the Commission>

SCHEDULE B

STAMPS PATENTS (US PATENTS AND PUBLISHED APPLICATIONS ONLY)
WITH PRIOR OUTSTANDING RESTRICTIONS

<redacted — Confidential Portions Omitted and Filed Separately with the Commission>

SCHEDULE C

ASSIGNMENTS BY PBI WITHIN FIVE (5) YEARS PRIOR TO THE
EFFECTIVE DATE

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>

SCHEDULE D

ASSIGNMENTS BY STAMPS.COM WITHIN FIVE (5) YEARS PRIOR TO THE
EFFECTIVE DATE

<redacted — Confidential Portions Omitted and Filed Separately with the
Commission>